UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2006

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3099 Orchard Drive

San Jose, California 95134

(Address of Principal Executive Offices)

(408) 894-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 1, 2006, Tessera Technologies, Inc. (“Tessera”) announced that it has entered into a definitive agreement with Infineon Technologies AG and its subsidiary, Qimonda AG (together, “Infineon”). Under the terms of the agreement, Infineon will pay $50 million in cash for a world-wide, non-exclusive, royalty-bearing license to Tessera’s Compliant Chip (TCC) technology. In connection with the agreement, Tessera and Infineon have agreed to settle all outstanding litigation between the companies.

Item 2.02. Results of Operation and Financial Condition

On August 1, 2006, Tessera Technologies, Inc. issued its second quarter 2006 press release. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure

On August 1, 2006, Tessera issued a press release regarding the definitive agreement with Infineon. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2006	TESSERA TECHNOLOGIES, INC.

	By:	/s/ Michael Forman
	Name:	Michael Forman
	Title:	Vice President, Finance

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 1, 2006

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